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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Dover Motorsports, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DOVER MOTORSPORTS, INC.

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2021

DEAR STOCKHOLDER:

        PLEASE TAKE NOTICE that the 2021 Annual Meeting of Stockholders of DOVER MOTORSPORTS, INC., a Delaware corporation, will be held on Wednesday, April 28, 2021, at 9:00 A.M. (Eastern Time) and be a completely virtual online meeting only. Meeting access will be through the following website—www.meetingcenter.io/237948699. Unfortunately, you will not be able to attend the Annual Meeting in person.

        At the meeting you will be asked to:

  1.
  elect one Class I Director to the Board of Directors;

  2.
  consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

        Stockholders will be able to listen, vote and submit questions from their home or any remote location with internet connectivity. Information on how to participate in this year's virtual meeting can be found on page 2. Stockholders will be able to vote online or to vote by proxy in accordance with the instructions on the enclosed proxy card. Please note that the virtual meeting is limited to stockholders of record and a proper Control Number and Password will be required of any stockholder that chooses to attend the Virtual Annual Meeting. For more details, please refer to GENERAL INFORMATION ABOUT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
THOMAS G. WINTERMANTEL Vice President, Treasurer and Secretary

Dover, Delaware
March 30, 2021

PROXY STATEMENT

DOVER MOTORSPORTS, INC.
VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

        Your vote is very important. For this reason, our Board of Directors is requesting that you permit your stock to be represented at our 2021 Virtual Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Virtual Annual Meeting. Please read it carefully.

        References in this Proxy Statement to the "Company," "we," "us" and "our" shall mean DOVER MOTORSPORTS, INC., a Delaware corporation, and/or its wholly-owned subsidiaries, as appropriate. This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors. Proxies solicited by this Proxy Statement are to be voted at our Virtual Annual Meeting or at any adjournment of the meeting.

        The mailing address for our principal executive office is P.O. Box 843, Dover, Delaware 19903. This Proxy Statement and the form of proxy were first sent to our stockholders on or about March 30, 2021.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

        You may vote your stock if our records show that you owned your shares as of the close of business on March 19, 2021. On that date, our outstanding capital stock consisted of 17,935,616 shares of common stock, par value $.10 per share (the "Common Stock"), and 18,509,975 shares of Class A common stock, par value $.10 per share (the "Class A Common Stock"). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder.

Voting Rights in General

        If you hold Common Stock, you are entitled to one vote for each share of Common Stock held. If you hold Class A Common Stock, you are entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our Certificate of Incorporation or By-Laws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are only entitled to vote as a class with respect to certain limited matters, such as certain amendments to our Certificate of Incorporation which would change the rights of only one class of stock.

Voting Your Shares

        Whether or not you plan to access the Virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described on the proxy card or voting instruction card. Shares may also be voted during the Virtual Annual Meeting by following the instructions available on the meeting website during the meeting (however, voting in advance of the meeting would be preferable). You must have your control number in order to vote. For a registered stockholder, the control number can be found on your proxy card or notice.

Voting Your Proxy

        Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the virtual meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

        If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. New York Stock Exchange ("NYSE") rules no longer allow broker discretionary voting on non-routine items, such as the election of directors. So, if you hold shares through a broker and you do not provide instructions on how to vote, your broker will not have authority to vote your shares on the matters described in this proxy statement.

Accessing the Virtual Annual Meeting

        To access the Virtual Annual Meeting, go to Virtual Stockholder Meeting www.meetingcenter.io/237948699. To log in on the day of the meeting, you will be required to have a control number and password. The password for the meeting is DVD2021. The meeting will be held online in a virtual meeting format only.

        If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting. To register you must submit proof of your proxy power ("Legal Proxy") reflecting your Dover Motorsports, Inc. holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. Eastern Time on April 23, 2021. You will receive a confirmation of your registration by email from Computershare.

        Requests for registration should be directed to Computershare as follows:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.
By mail:	Computershare Dover Motorsports, Inc. Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Asking questions at the Virtual Annual Meeting

        We encourage our stockholders to submit questions in advance, before Thursday April 22, 2021 to www.meetingcenter.io/237948699. Our Chairman Henry B. Tippie will try to address relevant questions. Stockholders may also submit questions online during the meeting at www.meetingcenter.io/237948699. The Company intends to answer as many questions that are germane to the meeting as time allows, but given time constraints, some questions may not be addressed during the Virtual Annual Meeting.

If you have technical difficulties or trouble accessing the live webcast of the Virtual Annual Meeting

        We encourage you to access the meeting prior to the start time. We will have technicians ready to assist you with any technical difficulties you may have accessing the Virtual Annual Meeting. A link on the meeting page will provide further assistance should you need it, or you may call 1-888-724-2416.

Votes Needed to Hold the Meeting ("Quorum")

        The meeting will be held if a majority of our outstanding shares on the record date entitled to vote is represented at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

  •
  are present and vote online during the virtual meeting; or

  •
  have properly submitted your vote as permitted by your proxy card.

Matters to be Voted on at the Meeting and Conduct of the Meeting

        The following proposals will be presented for your consideration at the meeting:

  •
  to elect one Class I Director to our Board of Directors;

  •
  to consider and act upon such other business as may properly come before the Virtual Annual Meeting or any adjournment of the meeting.

        We currently are not aware of any business to be acted upon at the meeting other than as enumerated above. If other business is properly raised, your proxies have authority to vote as they think best, including authority to adjourn the meeting.

        Our Chairman has broad authority to conduct the meeting so that the business of the meeting is carried out in an orderly and timely manner. We have not previously had any need to provide rules of conduct in advance of our annual meetings and do not anticipate doing so for this meeting since the Chairman has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting and, if required, is entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the meeting proceeds in a manner that is fair to all participants.

Vote Required

        The election of our Board nominee will require a plurality of the votes cast by the shares entitled to vote. This means that the nominee receiving the greatest number of votes will be elected. Accordingly, abstentions, broker non-votes and withheld votes will not affect the outcome of the election of directors. There is no class voting or cumulative voting with respect to the election of directors.

        Our Chairman, Henry B. Tippie, owns or has the right to vote shares of Common Stock and Class A Common Stock that add up to more than fifty percent of the voting power of all of our outstanding capital stock. This means that his vote is all that is needed to approve any of the proposals to be considered at the meeting. Mr. Tippie has indicated that he intends to vote all shares under his control as the Board recommends.

Voting Recommendations

        Our Board recommends that you vote "FOR" the nominee to our Board of Directors.

Cost of this Proxy Solicitation

        We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone or we may ask a proxy solicitor to solicit proxies on our behalf for a nominal charge.

Changing Your Vote

        You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone (if permitted by your proxy card), or by attending the virtual meeting and voting online. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Voting Results

        The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and promptly published in a report on Form 8-K.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2021

  This proxy statement and our annual report to security holders are available at
  https://www.doverspeedway.com/dover-motorsports-corporate/dover-motorsports-investor-relations/

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The table below, based on information we have received, shows the number of shares of Common Stock and Class A Common Stock owned as of March 19, 2021 by:

  •
  each of our Directors or nominee for Director;

  •
  each of our Executive Officers named in the SUMMARY COMPENSATION TABLE;

  •
  our Executive Officers and Directors as a group; and

  •
  stockholders owning five percent or more of our Common Stock or Class A Common Stock.

	Number of Shares and Nature of Beneficial Ownership by Class(1)				Percentage Beneficially Owned by Class
							Percentage of Combined Voting Power of Both Classes
Names and Addresses of Beneficial Owners	Common Stock		Class A Common Stock		Common Stock	Class A Common Stock
RMT Trust(2)	—		8,000,000		—	43.2%	39.4%
P.O. Box 26557
Austin, TX 78755
Henry B. Tippie(2)	1,235,000	(3)	11,500,000	(3)	6.9%	62.1%	57.2%
P.O. Box 26557
Austin, TX 78755
Jeffrey W. Rollins	65,540	(4)	1,153,975	(4)	0.4%	6.2%	5.7%
One Walker's Mill Road
Wilmington, DE 19807
Denis McGlynn	358,867	(5)	762,528	(5)	2.0%	4.1%	3.9%
1131 N. DuPont Highway
Dover, DE 19901
Patrick J. Bagley	24,271		—		0.1%	—	<0.1%
1131 N. DuPont Highway
Dover, DE 19901
R. Radcliffe Hastings	4,146		—		<0.1%	—	<0.1%
1131 N. DuPont Highway
Dover, DE 19901
Timothy R. Horne	202,497		—		1.1%	—	0.1%
1131 N. DuPont Highway
Dover, DE 19901
Michael A. Tatoian	183,168		—		1.0%	—	0.1%
1131 N. Dupont Highway
Dover, DE 19901
Estate of R. Randall Rollins	290,700		2,503,500		1.6%	13.5%	12.5%
2170 Piedmont Road, NE
Atlanta, GA 30324
Gary W. Rollins	290,700		2,503,500		1.6%	13.5%	12.5%
2170 Piedmont Road, NE
Atlanta, GA 30324

	Number of Shares and Nature of Beneficial Ownership by Class(1)		Percentage Beneficially Owned by Class
					Percentage of Combined Voting Power of Both Classes
Names and Addresses of Beneficial Owners	Common Stock	Class A Common Stock	Common Stock	Class A Common Stock
GAMCO Investors, Inc./Gabelli Funds LLC	1,186,762	—	6.6%	—	0.6%
One Corporate Center
Rye, NY 10580
Nantahala Capital Management, LLC(6)	1,895,337	—	10.6%	—	0.9%
19 Old Kings Highway S, Suite 200
Darien, CT 06820
All Directors and Officers as a Group (8 persons)	2,221,616	13,416,503	12.4%	72.5%	67.2%

(1)
Our Class A Common Stock entitles the holder to ten votes per share and our Common Stock allows for one vote per share. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder. As a result, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which the stockholder may acquire upon conversion of Class A Common Stock. In order to avoid overstatement, the amount of Common Stock shown above as beneficially owned does not take into account shares of Common Stock which may be acquired upon conversion of Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The percentages shown in this table are based on 17,935,616 shares of Common Stock and 18,509,975 shares of Class A Common Stock outstanding as of March 19, 2021. The above numbers include the following shares of restricted Common Stock granted under our 2014 Stock Incentive Plan which have not vested: Denis McGlynn, 80,000 shares; Timothy R. Horne, 54,000 shares; Michael A. Tatoian, 79,600 shares; and all directors and officers as a group, 245,600 shares. Unvested shares are included as beneficially owned because the grantees have the right to vote the shares.
(2)
Henry B. Tippie is a trustee of the RMT Trust and has voting and dispositive control over shares held by the RMT Trust pursuant to a voting agreement with Jeffrey W. Rollins and Michele M. Rollins, the other two trustees. The agreement is described below under the heading CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' COMMITTEES AND MEETINGS—Controlled Corporation Status.
(3)
Includes 200,000 shares of Common Stock held by his wife, and 35,000 shares of Common Stock held as a trustee, and 8,000,000 shares of Class A Common Stock held by the RMT Trust, as to all of which Mr. Tippie disclaims any beneficial interest.
(4)
Includes 32,750 shares of Common Stock owned by a limited liability corporation over which Mr. Rollins has sole voting and investment power and 5,550 shares of Common Stock held indirectly as custodian for his children.
(5)
Includes 20,000 shares of Common Stock and 232,000 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.
(6)
Nantahala Capital Management, LLC has shared voting and shared dispositive power over 1,895,337 shares of Common Stock. This information is based on a Schedule 13G/A filed with the SEC on February 12, 2021.

 PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

        One of our Directors is standing for reelection at the Virtual Annual Meeting to serve as Class I Director for a term of three years, and until the election and qualification of their successors. Our other six Directors are not standing for reelection because their terms as Directors extend past the Virtual Annual Meeting pursuant to provisions of our Certificate of Incorporation which provide for the election of Directors for staggered terms, with each Director serving a three year term.

        Upon completion of this election we will have seven members and three vacancies on our Board of Directors. There are positions for three Class I Directors which will remain vacant immediately after the Annual Meeting. Our Board believes that it is in our and your best interests to keep these vacancies on the Board so that the Board may, if the opportunity arises, appoint candidates in the future without amending our Certificate of Incorporation. A majority of the members of our Board of Directors may appoint an individual to fill a vacancy.

        Unless you WITHHOLD AUTHORITY, the proxy holders will vote FOR the election of the nominee named below to the terms stated as Director. Although our Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as a Director at the time of the election, unless you WITHHOLD AUTHORITY, the proxies will be voted for such nominee as is designated by our Board of Directors to fill the vacancy.

        The name and age of each of our Directors and the nominee, his principal occupation, other board memberships and the period during which he has served us as a Director are set forth below. We believe that each of our Directors and our nominee is well suited to serve on our Board for a variety of individual reasons and because collectively they bring a wealth of experience from diverse backgrounds that has combined to provide us with an excellent mix of experiences and viewpoints: three are long standing executive officers of ours with considerable knowledge of and insights into our company and our industry, four have served on our Board since we became a public company in 1996 and possess similar knowledge of and insights into our company and our industry; five have served on the board of directors or been an executive officer of one or more other public companies and each brings with him experience from other industries; each has considerable financial expertise in our industry and other industries; and each has held senior executive positions in various industries. In addition, four of our Directors have served as the Chairman, Chief Executive Officer and/or Chief Financial Officer of one or more other publicly traded companies and one of our Directors has served on the board of a financial institution. Additional qualifications of the members of our Audit Committee, all of whom qualify as audit committee financial experts, and the members of our Compensation and Stock Option Committee are noted elsewhere in this proxy statement under the headings CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' COMMITTEES AND MEETINGS AND COMPENSATION DISCUSSION AND ANALYSIS.

Names of Nominee	Principal Occupation(1)	Service as Director	Age
Class I (Term Expires 2021)
Henry B. Tippie	Chairman of the Board, Chairman of the Board and Chief Executive Officer, Tippie Services, Inc.	1996 to date	94

Names of Directors Whose Terms Have Not Expired	Principal Occupation(1)	Service as Director	Age
Class II (Term Expires 2022)
Patrick J. Bagley	Retired—Former Senior Vice President-Finance and Chief Financial Officer	1996 to date	73
R. Radcliffe Hastings	Retired—Former Chief Investment Strategist for Valley Forge Financial Group	2020 to date	70
Timothy R. Horne	Senior Vice President—Finance and Chief Financial Officer	2014 to date	55
Class III (Term Expires 2023)
Jeffrey W. Rollins	Managing Member, Osprey Investment Partners; Managing Director, Ashford Capital Management	1993 to date	56
Denis McGlynn	President and Chief Executive Officer	1979 to date	75
Michael A. Tatoian	Executive Vice President and Chief Operating Officer	2020 to date	60

(l)
The nominee and other Directors have held the positions of responsibility set out in the above column for more than five years. In addition to the directorships listed in the above column, the following Directors also serve on the Board of Directors of the following companies: Henry B. Tippie serves on the Boards of Rollins, Inc. Mr. Tippie previously served on the Boards of RPC, Inc. and Marine Products Corporation. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. RPC, Inc. is engaged in oil and gas field services. Marine Products Corporation is engaged in boat manufacturing. Patrick J. Bagley and Jeffrey W. Rollins served on the Board of Dover Downs Gaming & Entertainment, Inc. until its acquisition by Twin River Worldwide Holdings, Inc. on March 28, 2019. Jeffrey W. Rollins became a director of Twin River Worldwide Holdings, Inc. at the time of the acquisition. Dover Downs Gaming & Entertainment, Inc. was spun-off from the Company on April 1, 2002 and is in the gaming and entertainment business. Twin River Worldwide Holdings, Inc. is also in the gaming and entertainment business. Twin River Worldwide Holdings, Inc. changed its name to Bally's Corporation on November 9, 2020. In August 2013, Jeffrey W. Rollins joined Osprey Investment Partners and Ashford Capital Management, both are investment advisors. Previously, Mr. Rollins was a principal of J.W. Rollins & Associates, LLC, a firm that he founded in 2007 that made direct investments in businesses. Prior to 2009, Jeffrey W. Rollins served as a director of Delaware Sterling Bank. R. Radcliffe Hastings was Executive Vice President of Radnor Holdings Corporation, a food service and chemical manufacturing company. Mr. Hastings was Managing Director at Bank of America. Delaware Sterling Bank and Bank of America are financial institutions. Tippie Services, Inc. provides management services. Gary W. Rollins and R. Randall Rollins were brothers, and they are cousins of Jeffrey W. Rollins.

Our Board of Directors recommends a vote FOR the nominee listed.

 CORPORATE GOVERNANCE AND BOARD OF DIRECTORS'
COMMITTEES AND MEETINGS

        Our Board of Directors sadly lost one of our long time Board Member with the passing of R. Randall Rollins in August 2020. Mr. Rollins had served on the Board with grace, integrity and dedication since 1996. His valuable advice, insight and participation will be missed by the Board and by the Company. The Board was fortunate to add R. Radcliffe Hastings and Michael A. Tatoian as Class II and Class III Directors, respectively, in 2020. Our Board of Directors held five meetings in 2020. All meetings were attended by all sitting Directors. Board members are encouraged to attend our Virtual Annual Meeting of Stockholders and all Board members were in attendance at last year's virtual meeting.

Audit Committee

        Our Audit Committee consists of Patrick J. Bagley, Chairman, R. Radcliffe Hastings and Jeffrey W. Rollins. Mr. Hastings filled the vacancy from the passing of R. Randall Rollins on the Audit Committee. The Audit Committee held five meetings in 2020. The Committee's functions are described below under the caption REPORT OF THE AUDIT COMMITTEE. Our Board has determined that each of our Audit Committee members is an "independent director" and that each member qualifies as an "audit committee financial expert" as those terms are defined by applicable NYSE and Securities and Exchange Commission ("SEC") rules and regulations.

        We have adopted Independence Guidelines for determining whether a director qualifies as independent. A copy of these guidelines may be found at our website (www.dovermotorsports.com) under the heading Investor Relations. In accordance with the rules of the NYSE, no director will qualify as independent unless our Board affirmatively determines that the director has no material relationship with the Company that would affect the director's independence.

Executive Committee

        Our Executive Committee consists of Henry B. Tippie, Chairman, and Denis McGlynn. The Executive Committee held three meetings in 2020. The Executive Committee has the power to exercise all of the powers and authority of our Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of our By-Laws.

Compensation and Stock Incentive Committee

        Our Compensation and Stock Incentive Committee consists of Henry B. Tippie, Chairman, and Jeffrey W. Rollins. Jeffrey W. Rollins filled the vacancy from the passing of R. Randall Rollins. The Compensation and Stock Incentive Committee held four meetings in 2020. The Committee has authority to determine the compensation of the Company's executive officers and such other officers as the Committee may decide, to administer the Company's Stock Incentive Plan, including the granting of restricted stock awards to various employees of the Company and its subsidiaries, and to adopt or modify policies that govern the Company's compensation and benefits programs. The Committee has authority to engage attorneys, accountants and consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law. The Committee does not have a formal charter and is not required to have one under NYSE rules since we are a controlled corporation as described below under the heading Controlled Corporation Status.

Nominating & Corporate Governance Committee

        Our Nominating & Corporate Governance Committee consists of Henry B. Tippie, Chairman, and Jeffrey W. Rollins. Jeffrey W. Rollins filled the vacancy from the passing of R. Randall Rollins. The Committee does not have a formal charter; it was formed by resolution of the full Board of Directors in 2002 for the following purposes:

  •
  to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

  •
  upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

  •
  to make recommendations to our Board of Directors regarding the agenda for our annual stockholders' meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

        The Nominating & Corporate Governance Committee held two meetings in 2020. We are not required by law or by NYSE rules to have a nominating committee since we are a controlled corporation as described below under the heading Controlled Corporation Status. We established the Nominating & Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.

Controlled Corporation Status

        We have elected to be treated as a "controlled corporation" as defined by NYSE Rule 303A. This Rule provides that a controlled corporation need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled corporation, this Section does not apply to us. We are only required to make an independence determination relative to our audit committee members—all three of whom are independent. Three of our directors, Denis McGlynn, Michael A. Tatoian and Timothy R. Horne, are employees of ours and, therefore, cannot be considered independent. No other directors or their immediate family members are employees of ours. Our Board is not required to and has not formally made an assessment as to the independence of these directors. Sections 303A.04 and 303A.05 require that listed companies have a nominating & corporate governance committee and a compensation and stock incentive committee, in each case composed entirely of independent directors. In addition, each committee must have a charter that addresses both the committee's purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating & corporate governance committee and a compensation and stock incentive committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a controlled corporation because a single person, Henry B. Tippie, the Chairman of our Board of Directors, controls in excess of fifty percent of our voting power. This means that he has the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of our voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring us at a premium.

        Mr. Tippie's voting control emanates from his direct and indirect holdings of Common Stock and Class A Common Stock and from his status as a trustee of the RMT Trust (the "Trust"), our largest stockholder. As of March 19, 2021, Mr. Tippie controls 57.2% of our voting power.

        The Trust was formed under the Last Will and Testament of John W. Rollins, Sr. Mr. Tippie was the executor of the Estate of John W. Rollins, Sr. (the "Estate"). In 2008, the Estate transferred all of its equity securities held in the Company to the Trust. Mr. Tippie is one of three trustees of the Trust and has sole voting and sole dispositive power over any equity securities of the Company held by the Trust (the "Trust Stock") pursuant to a Stockholders Agreement and Irrevocable Proxy entered into January 31, 2008 among the three trustees of the Trust. We are not a party to this Agreement. A copy of the Agreement is attached as Exhibit A to a Schedule 13D dated January 31, 2008 and filed by Mr. Tippie with the SEC. The Agreement has an initial one (1) year term and renews annually for successive one (1) year terms unless terminated earlier as provided therein. The Agreement was to have automatically terminated on its tenth anniversary, but was amended January 30, 2018 such that automatic termination shall occur on January 30, 2028. The agreement was amended on September 15, 2020 to include Jeffrey W. Rollins as the succeeding trustee to replace R. Randall Rollins after Mr. Rollins passed away on August 17, 2020. The Agreement automatically terminates in the event that Mr. Tippie ceases to be Chairman of the Board of Directors of the Company or ceases to control more than 50% of the voting power in the Company. Under the Agreement, Mr. Tippie agrees to vote Trust Stock in the same manner in which he votes shares of stock that he owns in his individual capacity and also affords certain take along rights to the Trust whereby Mr. Tippie will not sell shares of stock that he owns in his individual capacity unless, subject to certain enumerated exceptions, the Trust is afforded a reasonable opportunity to sell Trust Stock on comparable terms.

Director Nominations

        Under Delaware law, there are no statutory criteria or qualifications for directors. The law does permit a corporation to prescribe reasonable qualifications in its by-laws or certificate of incorporation. Our By-Laws require that at the time of nomination for a directorship, the nominee must own no less than 500 shares of our Common Stock. No other criteria or qualifications have been prescribed by us at this time. Our Nominating & Corporate Governance Committee does not have a formal charter or a formal policy with regard to the consideration of director candidates. As such, there is no policy relative to diversity, although as noted below, it is one of many factors that the Nominating & Corporate Governance Committee has the discretion to factor into its decision making. This discretion would extend to how the Committee might define diversity in a particular instance—whether in terms of background, viewpoint, experience, education, race, gender, national origin or other considerations. Our Nominating & Corporate Governance Committee acts under the guidance of the Corporate Governance Guidelines approved by our Board and posted on our website (www.dovermotorsports.com) under the heading Investor Relations. We believe that we should preserve maximum flexibility in order to select directors with sound judgment and other qualities which are desirable in corporate governance. According to our Corporate Governance Guidelines, we believe our Board of Directors should be responsible for selecting its own members. Our Board delegates the screening process involved to the Nominating & Corporate Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of our Board. This determination should take into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. Our By-Laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires that written notice be received by our Secretary not less than ninety days prior to the anniversary of the prior year's annual meeting (meaning for nominations in 2022, notice must be received by January 28, 2022) and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years and evidence that the nominee owns not less than 500 shares of our Common Stock. We have not engaged, nor do we believe that it is necessary to engage, any third party to assist us in identifying director candidates. We have not received a recommendation for a director nominee from a stockholder. The nominee to be voted on at our Virtual Annual Meeting is an existing director standing for reelection.

Corporate Governance Guidelines and Codes of Business Conduct and Ethics

        We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.dovermotorsports.com) under the heading Investor Relations. As required by the rules of the NYSE, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management. Our Chairman will generally act as the presiding director but our guidelines provide that the meetings may be chaired by other directors depending on the nature of the matter to be considered.

        At our website (www.dovermotorsports.com), under the heading Investor Relations, you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy. We will also provide a copy of any of these documents, free of charge, to any record or beneficial stockholder. Please make your request in writing, addressed to Timothy R. Horne, Senior Vice President-Finance and Chief Financial Officer, Dover Motorsports, Inc., P.O. Box 843, Dover, DE 19903.

Board Leadership

        Since becoming a public company, we have had both a non-employee Chairman of the Board and a separate Chief Executive Officer. This has worked well for us in the past and we believe that it represents the appropriate structure for us at this time. Henry B. Tippie is our Chairman and chairs our Board meetings. Denis McGlynn is our President and Chief Executive Officer. Many authorities on corporate governance are of the view that a company's principal executive officer should not also be chairman of its board and that it is best to keep board leadership separate from management.

Risk Oversight by Board

        Our Board's oversight of risk has not been delegated to any Board Committee. "Risk" is an extremely broad concept that extends to multiple functional areas and crosses multiple disciplines. As such, risk may be addressed from time to time by the full Board or by one or more of our Committees. Senior management is responsible for identifying and managing material risks that we face and regularly reports on such risks to the Audit Committee and to the full Board. Liquidity risk, credit risk and risks associated with our credit facilities and cash management are handled primarily by our finance department which regularly provides a financial report to both the Audit Committee and to the full Board. Operational, business, regulatory, political and cyber risks are handled primarily by senior executive management which regularly provides various operational reports to the full Board or to the Executive Committee.

Director Communications

        We have a process for interested parties, including stockholders, to send communications to our Board. Communications to any member of our Board of Directors, to the entire Board of Directors or to any Committee or group of Directors, such as our non-management Directors, should be mailed as follows:

  {designate Director(s), Committee(s) or group to whom you wish your communication sent}
  c/o Patrick J. Bagley
  Director and Chairman of the Audit Committee
  Dover Motorsports, Inc.
  1131 N. Dupont Highway
  Dover, DE 19901

        These instructions are posted on our website (www.dovermotorsports.com) under the heading Investor Relations. All communications received from interested parties will be forwarded, as appropriate.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the Directors who serve on our Compensation and Stock Incentive Committee are or have ever been our employees. There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION

        Directors that are our employees do not receive any additional compensation for services rendered as a director. Directors who are not our employees are each paid a retainer for Board service of $6,000 per quarter (increased to $7,500 effective January 1, 2021), an attendance fee of $1,500 for each Board of Directors or Committee meeting attended ($2,500 for Audit Committee meetings) and are offered coverage under our health plans, which is fully paid by the Company. In addition to the Board of Directors or Committee meeting attendance fees, the following fees are paid quarterly for the chairmanships noted: Chairman of the Board, $6,000; Chairman of the Audit Committee, $4,000; Chairman of the Executive Committee, $4,000; Chairman of the Compensation and Stock Incentive Committee, $2,000; and Chairman of the Nominating & Corporate Governance Committee, $1,000. Other than the quarterly Board retainer, these fees have not increased from the fees that were in place since 2015.

        The following table sets forth compensation to our Directors for services rendered as a director during fiscal year 2020. Three of our Directors, Denis McGlynn, Michael A. Tatoian and Timothy R. Horne, are employees of ours. Mr. McGlynn's, Mr. Tatoian's and Mr. Horne's compensation is set forth in the SUMMARY COMPENSATION TABLE below. Other than Patrick Bagley, the Directors listed below have never been employed by us or paid a salary or bonus by us, have never been granted any of our options or other stock based awards, and do not participate in any of our sponsored retirement plans.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Henry B. Tippie(1)	$95,500	—	—	—	—	—	$95,500
Patrick J. Bagley	$61,500	—	—	—	—	—	$61,500
Jeffrey W. Rollins	$47,000	—	—	—	—	—	$47,000
R. Randall Rollins	$36,000	—	—	—	—	—	$36,000
R. Radcliffe Hastings	$11,500	—	—	—	—	—	$11.500

(1)
We entered into a non-compete agreement with the Chairman of our Board of Directors, Henry B. Tippie, on June 16, 2004. This agreement is only operative in the event of a change in control. Change in control is defined in this agreement in the same manner as defined in the Employment and Non-Compete Agreements described below in our COMPENSATION DISCUSSION AND ANALYSIS. Mr. Tippie's agreement has no expiration date and shall continue in effect as long as he remains a Director. In the event of a change in control during the term of the agreement and provided that Mr. Tippie serves as a director of ours when the change in control occurs, the Company must pay to Mr. Tippie a $750,000 change in control fee. For the one (1) year period following the change in control, Mr. Tippie agrees not to compete with the Company in the motorsports business or to solicit the Company's customers and employees. The scope of the non-competition covenants and the territory covered are the same as provided in the Employment and Non-Compete Agreements described below in our COMPENSATION DISCUSSION AND ANALYSIS. The agreement contains no provision relative to continuing Mr. Tippie's tenure with the Company for any fixed period of time. The agreement contains the same tax gross-up as provided in the Employment and Non-Compete Agreements described below in our COMPENSATION DISCUSSION AND ANALYSIS to the extent that the payment to Mr. Tippie may constitute an excess "parachute payment" under the Internal Revenue Code. We estimate that a tax gross-up of $374,310 would have been paid to Mr. Tippie under his agreement in the event this agreement would have been triggered due to a hypothetical change in control on December 31, 2020.

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the REPORT OF THE AUDIT COMMITTEE shall not be incorporated by reference into any such filings.

 REPORT OF THE AUDIT COMMITTEE

        Our Audit Committee is established pursuant to our By-Laws and the Audit Committee Charter adopted by the Board of Directors and last reaffirmed by it on January 27, 2021. A copy of our Audit Committee Charter is available at our website (www.dovermotorsports.com)under the heading Investor Relations.

        Management is responsible for our internal controls, assessing the effectiveness of these controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and for issuing a report on such consolidated financial statements. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles or to plan or conduct audits; these are the responsibility of our management and independent registered public accounting firm, respectively.

        Each member of our Audit Committee is independent in the judgment of our Board of Directors and as required by the listing standards of the NYSE.

        In fulfilling its oversight responsibilities with respect to the year ended December 31, 2020, our Audit Committee:

  •
  Approved the terms of the engagement of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2020;

  •
  Reviewed and discussed with our management and the independent registered public accounting firm our audited consolidated financial statements as of December 31, 2020 and for the year then ended;

  •
  Discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, the rules of the SEC and the standards of the PCAOB;

  •
  Received from the independent registered public accounting firm written affirmation of their independence and discussed the firm's independence from us;

  •
  Reviewed and discussed with the independent registered public accounting firm and our internal auditors, with and without management present, the overall scope and plan for their respective audits, the results of their audits and the overall quality of our accounting principles;

  •
  Reviewed and discussed with our internal auditors their evaluation of our internal controls; and

  •
  Reviewed and discussed with management its assessment as to the effectiveness of our internal control over financial reporting as of our year end.

        Based upon the review and discussions referred to above, the Committee recommended to our Board of Directors that our audited consolidated financial statements, as of December 31, 2020 and for the year then ended, and management's assessment of our internal control over financial reporting, be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. In giving this recommendation to our Board of Directors, the Audit Committee has relied in part on:

  •
  management's representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles; and

  •
  the report of our independent registered public accounting firm with respect to such consolidated financial statements.

Audit Committee
Patrick J. Bagley, Chairman
R. Radcliffe Hastings
Jeffrey W. Rollins

COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Stock Incentive Committee

        During the fiscal year ended December 31, 2020, the members of our Compensation and Stock Incentive Committee held primary responsibility for determining executive compensation levels. The Committee is composed of two of our non-employee directors who do not participate in the Company's compensation plans. The Committee determines each year the compensation of our executive officers, administers our Stock Incentive Plan, and adopts or modifies policies that govern our compensation and benefit programs.

        The members of our Compensation and Stock Incentive Committee have extensive and varied experience with various public and private corporations—as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the non-executive Chairman of our Board of Directors and the Chairman of our Compensation and Stock Incentive Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. Jeffrey W. Rollins has served on the board of directors of three different publicly traded companies and has similarly been involved in setting executive compensation levels at a majority of these companies.

        Our Compensation and Stock Incentive Committee has full authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more Directors or members of management where it deems such delegation appropriate and permitted under applicable law.

        Our Compensation and Stock Incentive Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee and our Board of Directors. In addition to the extensive experience and expertise of the Committee's members and their familiarity with our performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by us, and the Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand.

        In connection with structuring various Employment and Non-Compete Agreements with certain of our executive officers and directors in 2004, the Committee instructed outside counsel to engage an executive compensation consultant. The compensation consultant had no ties to us or our executives, had not performed any services for us previously and has not been retained for any purpose since 2004. The agreements are discussed in more detail below. The Committee has not otherwise relied on the advice of outside consultants to structure our executive compensation programs, nor has it engaged in formally benchmarking compensation levels of our executive officers.

The Role of Stockholder Say-on-Pay Votes

        We provide our stockholders with the opportunity to cast an advisory vote on executive compensation every three years (a "say-on-pay" vote'). At our annual meeting of stockholders held in April 2019, 99% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. We believe this affirms stockholder support of our approach to executive compensation. The stockholders voted to hold an advisory say-on-pay vote every three years, and we have accepted this recommendation. We will continue to consider the outcome of our say-on-pay votes in the future.

General Compensation Objectives and Guidelines

        We are engaged in a highly competitive industry. We believe that our success depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that gives our Compensation and Stock Incentive Committee the flexibility to take into account our operating performance and the individual performance of the executive.

        Our Compensation and Stock Incentive Committee endorses the philosophy that executive compensation should reflect our performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives: (i) attract and retain qualified executives, (ii) motivate performance to achieve our objectives, and (iii) align the interests of our executives with the long-term interests of our stockholders.

        The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

        Pursuant to our compensation philosophy, the total annual compensation of our executive officers is made up of one or more of three elements. The three elements are salary, discretionary incentive payments and grants of stock based awards such as restricted stock.

        We believe a competitive base salary is important to attract, retain and motivate top executives. We believe discretionary incentive payments are valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives "think like owners" and, therefore, aligns their interests with those of our stockholders.

        We have historically maintained a defined benefit pension plan and a 401(k) savings plan for the benefit of all regular full-time employees. Participation and benefit accruals under our pension plan were frozen July 31, 2011 in favor of enhanced 401(k) benefits. These plans are discussed in more detail below under the heading PENSION BENEFITS.

        We do not have any formal stock ownership requirements for our executive officers but note that our Directors and executive officers are significant stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Committee is mindful of the stock ownership of our Directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior stock awards) into account when setting compensation levels. As do many public companies, we have historically provided in our insider trading policies that Directors and executive officers may not sell our securities short and may not sell puts, calls or other derivative securities tied to our stock.

        We expect that, as in past years, the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, it is possible that, where merited, the Committee may authorize compensation which may not, in a specific case, be fully deductible by us.

        We do not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award, nor do we currently have any incentive plans that are tied to any particular financial metric or performance measure. However, as all incentives and awards remain within the discretion of the Compensation and Stock Incentive Committee, the Committee has the ability to take any such restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with Securities Exchange Commission financial reporting requirements, that chief executive officers and chief financial officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Salary and Incentive

        The salary of each executive officer, including our Chief Executive Officer, is determined by our Compensation and Stock Incentive Committee. In making its determinations, the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive's performance. In October 2020, based on its review of our executive compensation policies against our peer group, the Compensation and Stock Incentive Committee adjusted the annual salary for Denis McGlynn to $300,000, Michael A. Tatoian to $300,000 and Timothy R. Horne to $275,000. All adjustments were effective November 1, 2020.

        Cash incentives for our executive officers are at the discretion of the Committee, are not formula-based, and depend upon the Committee's subjective evaluation of our performance and each individual officer's performance. Discretionary incentives are not subject to any plan or program.

Equity Based Awards

        Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options in fiscal year ended 2003 and as of January 2011 all such options expired. We have no immediate plans to issue additional stock options. We have never issued any stock appreciation rights. Since 2004 we have awarded time-based restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

        Awards under our Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Historically, we have granted time-based restricted stock to various employees, including our executive officers, in early January. Consistent with this practice, we granted restricted stock awards to our executive officers in January 2021 as follows: Denis McGlynn: 20,000 shares; Michael A. Tatoian: 20,000 shares and Timothy R. Horne: 15,000 shares. It is our expectation to continue yearly grants of restricted stock awards although we reserve the right to modify or discontinue this or any of our other compensation practices at any time.

        To date, all of our restricted stock awards have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death or retirement on or after age 65), the unvested shares will be forfeited. Upon an executive's death, a pro rata portion of the restrictions pertaining to continued employment would lapse, based on the number of full months the executive was employed during the restriction period divided by the total number of months in the restriction period. In the case of retirement on or after age 65, the vesting would continue as if the executive remained in our employ. Restricted stock award agreements contain a change of control provision that would accelerate the vesting of restricted shares in the event we have a change of control, provided that the executive officer is employed by us when the change of control occurs. "Change of control" is defined in these agreements in a manner consistent with the Employment and Non-Compete Agreements described below. If the vesting of restricted stock had been triggered due to a change in control on December 31, 2020, our executive officers would have received the number of shares set forth below under the heading, OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END.

        Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock based awards, the Committee gives consideration to our overall performance and the performance of individual employees.

Employment and Non-Compete Agreements

        We initially entered into employment and non-compete agreements with all of our executive officers in June 2004. These agreements had two (2) year terms and were superseded by new agreements dated February 13, 2006. We subsequently entered into two additional agreements with similar terms—one with Michael A. Tatoian dated July 26, 2007, amended April 24, 2019, and one with Timothy R. Horne dated January 3, 2008 and effective April 1, 2008. Technical amendments to these agreements were made by an agreement dated as of January 1, 2008 to comply with Internal Revenue Code 409A. The agreements were amended again on June 15, 2011 due to the freezing of participation and benefit accruals under our defined benefit pension plan in order to preserve certain benefits under the agreements that might otherwise have been diminished by such action. The agreements are substantially identical in the following respects.

        The agreements are only operative in the event of a change in control. The agreements do not obligate us to employ any executive officer for any period of time prior to a change in control. All of our executive officers can be terminated at our will at any time prior to a change in control with or without cause. The agreements all have a two (2) year term and shall automatically renew for successive two (2) year terms, provided that at any time prior to any such renewal, the Compensation and Stock Incentive Committee has discretion to terminate the automatic renewal provision. "Change in control" is defined under the agreements to mean the earlier to occur of (a) ten (10) days following the closing of a tender offer for our stock or (b) the closing of a merger or similar transaction involving us and any other entity; provided that it shall not be a change in control if our stockholders immediately prior to the transaction own, directly or indirectly in substantially the same proportion, at least 60% of the voting securities of the survivor of such transaction immediately following the transaction.

        There are no other agreements or understandings between us and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

        In the event of a change in control during the term of the agreements and provided that the executive officer is employed by us when the change in control occurs, we must pay to the executive officer a certain change in control fee in the amount described below. Each agreement specifies an "extension period" for a certain number of months, also as described below, during which the executive officer shall receive a monthly payment equal to one-twelfth of the sum of (a) the executive officer's then-current annual base salary (excluding any incentive or bonus), and (b) the amount of any cash bonus awarded to the executive officer for the then-most recently concluded fiscal year of the Company. The agreements for our Chief Executive Officer and our Executive Vice President provide that for purposes of calculating this monthly amount, the executive officer's cash bonus shall be the actual cash bonus for our then most recently concluded fiscal year, but not less than 75% and not greater than 125% of the average cash bonus awarded to the executive officer for our then most recently concluded fiscal year and the preceding two fiscal years. The executive officer shall also be entitled to health, welfare and certain fringe benefits on terms no less favorable than those which he had prior to the change in control.

        During the extension period, the executive officer agrees not to, directly or indirectly, engage in any capacity in the motorsports business or to assist any business that is in the motorsports business and that competes with us within a 100 mile radius of any of our facilities. The executive officer is also prohibited, during the extension period, from soliciting our customers and employees.

        During the extension period, the executive officer shall continue as an employee. We are free to terminate the executive officer with or without cause. If termination is without cause, we shall continue to pay the monthly amount for the extension period. If the termination is for cause, we shall continue to pay one-half of the monthly amount since the agreement allocates 50% of the monthly amount post-termination to severance and 50% is paid in consideration of the executive officer's non-compete covenants. "Cause" is defined under the agreement to mean a unanimous determination by our Board of Directors that the executive officer has been convicted of a felony, has embezzled from or committed fraud against us, which embezzlement or fraud has a material adverse financial impact on us, or gross insubordination which has continued after written notice from the Board of Directors which determination is upheld by a final, non-appealable arbitration award.

        The executive officer shall be entitled to continue receiving the monthly amount during the extension period if he voluntarily terminates his employment for good reason. "Good reason" is defined under the agreements to mean a (i) reduction in title, responsibilities, administrative support or support services, (ii) relocation of executive officer's office, (iii) travel at a level that exceeds the travel requirements before the change in control, (iv) any breach by us of our obligations under the agreement, (v) any breach by the purchaser under a merger or acquisition agreement pursuant to which the change in control takes place relating to employee benefits or directors' and officers' insurance or indemnification provisions, or (vi) any reason whatsoever two months after the change in control.

        Upon the change of control, the executive officer shall also be entitled to receive a pension benefit equal to the amount which he would have received under our retirement program had payments to him under the agreement been treated as covered compensation under the retirement program, which benefit will be paid in a lump sum using actuarial assumptions and the discount rate which would be utilized for purposes of funding a plan termination.

        If these employment and non-compete agreements had been triggered due to a change in control on December 31, 2020, the agreements would have provided for the following based on compensation levels for fiscal year ended 2020: Denis McGlynn, President and Chief Executive Officer—(a) $500,000 change in control fee; (b) 60 month extension period paying up to an aggregate of $1,500,000 over the term of the extension period; and (c) $343,290 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Mr. McGlynn's agreement also requires that for a 24 month period following a change in control he will provide certain assistance to us with respect to legislative matters within the State of Delaware. Michael A. Tatoian, Executive Vice President and Chief Operating Officer—(a) $250,000 change in control fee; (b) 24 month extension period paying up to an aggregate of $600,000 over the term of the extension period; and (c) $189,231 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Timothy R. Horne, Senior Vice President-Finance and Chief Financial Officer—(a) $250,000 change in control fee; (b) 24 month extension period paying up to an aggregate of $550,000 over the term of the extension period; and (c) $147,739 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b).

        To the extent that any of the payments or benefits due to the executive officer constitute an excess "parachute payment" under the Internal Revenue Code and result in the imposition of an excise tax, each agreement requires that we pay the executive the amount of such excise tax plus any additional amounts necessary to place the executive officer in the same after-tax position as he would have been had no excise tax been imposed. We estimate that the tax gross up that would have been paid to each executive officer under the agreements in the event the agreements had been triggered due to a change in control on December 31, 2020 as follows: Denis McGlynn, from $779,745 to $1,220,273; Michael A. Tatoian, $297,782 to $473,993; Timothy R. Horne, from $294,454 to $455,981. These are estimated tax gross ups. Each agreement provides that fifty percent of the monthly amount paid during the extension period is paid in consideration of the executive officer's non-compete covenants. The exclusion of these amounts would reduce the calculated amount of excess parachute payments subject to tax. However, as we are unable to conclude whether the Internal Revenue Service would characterize all or some of these non-compete payments as reasonable compensation for services rendered, we have included a range for the tax gross up.

Other Compensation

        Other compensation to our executive officers include employee benefits made available on the same terms to all of our full-time employees, such as group medical, dental and vision coverage, group life insurance, pension and a 401(k) savings plan. Pension benefits are described in more detail below under the heading PENSION BENEFITS. Perquisites offered to our executive officers are fairly modest compared to those provided to senior executives at other public companies. We provide an automobile (or an automobile allowance) to Messrs. McGlynn, Tatoian, and Horne. Other perquisites are noted in the notes to our SUMMARY COMPENSATION TABLE or are below the threshold for which disclosure is required.

        Two of our executive officers, Denis McGlynn and Timothy R. Horne, were also executive officers of Dover Downs Gaming & Entertainment, Inc. in 2019 until its acquisition by Twin River Worldwide Holdings, Inc. on March 28, 2019 and received compensation directly from Dover Downs Gaming & Entertainment, Inc. The Chairman of our Compensation and Stock Incentive Committee was also the Chairman of the Compensation and Stock Incentive Committee of Dover Downs Gaming & Entertainment, Inc. until March 28, 2019. A discussion of the compensation paid to Messrs. McGlynn and Horne at Dover Downs Gaming & Entertainment, Inc. is contained in its annual proxy statement filed with the SEC.

 Delinquent Section 16(a) Reports

        Based solely on (i) our review of reports submitted to us during and with respect to the year ended December 31, 2020, filed with the SEC pursuant to Section 16(a) of the Exchange Act, including any amendment thereto and (ii) written representations of our directors, executive officers and certain beneficial owners of more that 10% of our Common Stock, we believe that, with the following exceptions, all reports required to be filed under Section 16(a) of the Exchange Act, with respect to transactions in our equity securities through December 31, 2020, were filed on a timely basis, except that, due to an administrative error, a Form 3 filing reflecting R. Radcliffe Hastings' appointment as a director was filed on August 11, 2020 instead of August 10, 2020.

EXECUTIVE COMPENSATION

        Shown below is information concerning the annual compensation for the fiscal years ended December 31, 2020 and 2019 of those persons who were, at December 31, 2020:

  •
  our Principal Executive Officer; and

  •
  our two other most highly compensated executive officers whose total annual salary exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Denis McGlynn	2020	$258,333		$37,200	—	—	—	$20,116	$315,649
President & Chief Executive Officer	2019	$250,000	$20,000	$39,800	—	—	—	$13,192	$322,992
{Principal Executive Officer}
Timothy R. Horne	2020	$212,500		$27,900		—	—	$29,229	$269,629
Senior Vice President-Finance & Chief Financial Officer	2019	$150,000	$30,000	$23,880		—	—	$24,426	$228,306
{Principal Financial Officer}
Michael A. Tatoian	2020	$245,833		$37,200	—	—	—	$42,811	$325,844
Executive Vice President and	2019	$235,000	$10,000	$39,800	—	—	—	$38,780	$323,580
Chief Operating Officer

(1)
Denis McGlynn and Timothy R. Horne held the same executive officer titles with Dover Downs Gaming & Entertainment, Inc. (spun-off from the Company on April 1, 2002) until its acquisition by Twin River Worldwide Holdings, Inc. on March 28, 2019. As noted above in our COMPENSATION DISCUSSION AND ANALYSIS, Messrs. McGlynn and Horne were separately compensated by that entity.
(2)
The 2019 bonus payments are excluded from the calculation of monthly benefits payable to executive officers under their Employment and Non-Compete Agreements described in our COMPENSATION DISCUSSION AND ANALYSIS.
(3)
These amounts represent the aggregate grant date fair value of restricted Common Stock awarded under our Stock Incentive Plan during the fiscal year computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation.
(4)
These amounts include matching contributions made by us under our 401(k) plan ($8,986, $7,353, $8,531 respectively for Messrs. McGlynn, Horne and Tatoian), contributions to our SERP ($12,198 and $23,493 respectively for Messrs. Horne and Tatoian), as more fully described under the heading PENSION BENEFITS, and as applicable, the cost of a company provided automobile or an automobile allowance ($11,130, $9,678, $10,787 respectively for Messrs. McGlynn, Horne and Tatoian).

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table below sets forth the total number of restricted shares of Common Stock that were granted in prior years to the executives named in our SUMMARY COMPENSATION TABLE but which have not yet vested, together with the market value of these unvested shares based on the $2.27 closing price of our Common Stock on December 31, 2020. We have no options outstanding.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Denis McGlynn	—	—	—	—	—	80,000	$181,600	—	—
Timothy R. Horne	—	—	—	—	—	51,000	$115,770	—	—
Michael A. Tatoian	—	—	—	—	—	78,800	$178,876	—	—

(1)
The Unvested Shares for the executives named in our SUMMARY COMPENSATION TABLE all vest between 2021 and 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During the years ended December 31, 2019 and 2018, Dover Downs Gaming & Entertainment, Inc. ("Gaming"), a company previously related through common ownership, allocated costs of $430,000 and $1,775,000, respectively, to us for certain administrative and operating services, including leased space. We allocated certain administrative and operating service costs of $110,000 and $189,000, respectively, to Gaming for the years ended December 31, 2019 and 2018. The allocations were based on an analysis of each company's share of the costs. In connection with our NASCAR event weekends at Dover International Speedway, Gaming provided certain services, primarily catering, for which we were invoiced $847,000 during the year ended December 31, 2018. Additionally, we invoiced Gaming $15,000, and $211,000 during 2019 and 2018, respectively, for tickets, our commission for suite catering and other services to the NASCAR events. Effective March 28, 2019, Gaming became part of Twin River Worldwide Holdings, Inc. as a result of a merger, and therefore, was no longer related through common ownership. Accordingly, the amounts reflected above for the year ended December 31, 2019 are only through March 28, 2019. The net costs incurred by each company for these services are not necessarily indicative of the costs that would have been incurred if the companies had been unrelated entities and/or had otherwise independently managed these functions; however, management believes that these costs are reasonable.

        Prior to the spin-off of Gaming from our company in 2002, both companies shared certain real property in Dover, Delaware. At the time of the spin-off, some of this real property was transferred to Gaming to ensure that the real property holdings of each company were aligned with its past uses and future business needs. During its harness racing season, Gaming has historically used the 5/8-mile harness racing track that is located on our property and is on the inside of our one-mile motorsports superspeedway. In order to continue this historic use, we granted a perpetual easement to the harness track to Gaming at the time of the spin-off. This perpetual easement allows Gaming to have exclusive use of the harness track during the period beginning November 1 of each year and ending April 30 of the following year, together with set up and tear down rights for the two weeks before and after such period.

The easement requires that Gaming maintain the harness track but does not require the payment of any rent.

        Various easements and agreements relative to access, utilities and parking have also been entered into between us and Gaming relative to our respective Dover, Delaware facilities. We pay rent to Gaming for the lease of our principal executive office space.

        Our Chairman, Henry B. Tippie, controls in excess of fifty percent of our voting power. Please refer to the above discussion under the heading CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' COMMITTEES AND MEETINGS—Controlled Corporation Status.

        Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a), must be reviewed, approved and/or ratified by our Nominating & Corporate Governance Committee. As set forth in our Code, our Nominating & Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with our corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to us. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to our executive officers in connection with discharging its duties. A copy of the Code is available at our website (www.dovermotorsports.com) under the heading Investor Relations. All related party transactions for fiscal year ended December 31, 2020 were reviewed, approved and/or ratified by the Nominating & Corporate Governance Committee in accordance with the Code.

PENSION BENEFITS

        We had historically maintained a non-contributory qualified defined benefit plan and a non-qualified, defined benefit plan which provides benefits that would otherwise be provided under the qualified pension plan but for maximum benefit and compensation limits applicable under federal tax law.

        Participation and benefit accruals under these pension plans were frozen effective July 31, 2011.

        Effective January 1, 2012, we increased benefits under our defined contribution 401(k) savings plan. The Company match under the 401(k) savings plan was previously limited to $250, primarily because of the existence of our pension plan. The Company match is now a dollar for dollar match on the first one percent (1%) of eligible compensation contributed by the employee each pay period, and a fifty cents on the dollar match on the next five percent (5%) of eligible compensation per pay period.

        In order to mitigate the effect of the pension plan freeze on certain highly compensated employees for whom an enhanced 401(k) savings plan is unable to make up for the loss of pension benefits, we created a non-elective, non-qualified supplemental executive retirement plan (or "SERP") at the end of 2012 and made an initial contribution to it in January 2013. The purpose of the SERP is to provide deferred compensation to certain highly compensated employees that roughly approximate the value of benefits being lost by the freezing of the pension plan which are not offset by the enhanced 401(k) savings plan. However, the SERP is a discretionary defined contribution plan that will not be comparable to the pension plan and contributions made to the SERP on behalf of highly compensated employees in any given year are not guaranteed and will be at the sole discretion of the Compensation and Stock Incentive Committee. Distributions to participants under the SERP will be structured to satisfy the requirements of Section 409A of the Internal Revenue Code and will be made in a single lump sum upon the employee's separation from service (but delayed for six months following separation for certain key employees). The SERP is funded through a "rabbi" trust in order to set aside funds to pay accrued benefits and the investment of funds will be participant directed; however, investments in the trust will remain the property of the Company and subject to creditor's claims.

        Amounts we contribute to the accounts of our Named Executive Officers under our 401(k) plan and SERP are reported in the "All Other Compensation" column of the SUMMARY COMPENSATION TABLE.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has not selected or recommended the name of an independent registered public accounting firm for approval or ratification by the stockholders. Our Board of Directors believes that it will be in our and your best interests if it is free to make such determination based upon all factors that are then relevant.

        KPMG LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should the representative so desire. The representative also will be available to answer appropriate questions from stockholders.

        During the fiscal years ended December 31, 2020 and 2019, KPMG LLP's services rendered to us primarily consisted of auditing our consolidated financial statements, as well as performing reviews of our quarterly financial statements.

AUDIT AND NON-AUDIT FEES

        The following table sets forth fees for services KPMG LLP provided during fiscal years 2020 and 2019:

	2020	2019
Audit fees	$275,000	$280,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$275,000	$280,000

        The Audit Committee has determined that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During the fiscal years ended December 31, 2020 and 2019, KPMG LLP did not provide to us any non-audit services.

STOCKHOLDER PROPOSALS

        Appropriate proposals of eligible stockholders intended to be presented at our next Annual Meeting of Stockholders must be received by us no later than November 30, 2021 for inclusion in the Proxy Statement and form of proxy relating to that meeting. You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2022 annual meeting of stockholders.

We must receive this type of proposal in writing no later than January 28, 2022. An eligible stockholder must be a record or beneficial owner of at least one percent (l%) or $2,000 in market value of securities entitled to be voted at the meeting, must have held such securities for at least one year, and must continue to hold the securities through the date of the meeting. Proposals must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Stockholders are also advised to review our By-Laws, which contain additional requirements, including the need to provide advance notice of stockholder proposals and Director nominations. Under our By-Laws, in order for a stockholder to properly bring business before the meeting, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, the stockholder's notice must be in writing, delivered or mailed by first class United States mail, postage prepaid, to our Secretary and received not less than ninety days prior to the anniversary of the prior year's annual meeting of stockholders. Such notice may be addressed to Thomas G. Wintermantel, Vice President, Treasurer and Secretary, 1131 N. Dupont Highway, Dover, DE 19901, and shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting; (b) as to the stockholder giving such notice (i) the name and address, as they appear on our stock ledger, of such stockholder, (ii) the class and number of our shares which are beneficially owned by such stockholder, and (iii) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect; and (c) any material interest of the stockholder in such business. For Director nominations, please refer to CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' COMMITTEES AND MEETINGS—Director Nominations above.

ANNUAL REPORT

        Our Annual Report as of and for the year ended December 31, 2020 is being provided to you with this Proxy Statement. The Annual Report includes our Form 10-K (without exhibits). The Annual Report is not considered proxy soliciting material.

FORM 10-K

        On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, which includes our consolidated financial statements. Requests should be made in writing and addressed to: Timothy R. Horne, Senior Vice President-Finance and Chief Financial Officer, Dover Motorsports, Inc., P. O. Box 843, Dover, DE 19903. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to Form 10-K should a stockholder request copies of such exhibits.

 OTHER MATTERS

        Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors
Thomas G. Wintermantel Vice President, Treasurer and Secretary

Dover, Delaware
March 30, 2021

DOVER MOTORSPORTS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR VIRTUAL ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, APRIL 28, 2021, 9:00 A.M. The undersigned hereby constitutes and appoints Henry B. Tippie and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dover Motorsports, Inc. to be held on a virtual format on April 28, 2021 at 9:00 A.M., or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 30, 2021, as follows: 1. ELECTION OF DIRECTOR – THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED. FOR Withhold Henry B. Tippie 2. At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders are invited to attend the Annual Meeting and to vote at the virtual meeting or to vote in accordance with the instructions on this proxy card. (OVER)

(CONTINUED FROM OTHER SIDE) The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated March 30, 2021, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER MOTORSPORTS, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED AS THE BOARD RECOMMENDS. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 28, 2021: This proxy statement and our annual report to security holders are available at https://www.doverspeedway.com/dover-motorsports-corporate/dover-motorsports-investor-relations/ Please sign below, date and return promptly. Signature(s) of Stockholder(s) DATED: , 2021 Signature(s) should conform to name(s) and title(s) stenciledhereon. Executors,administrators, trustees, guardians and attorneys should add their title(s) on signing. NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES

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INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL INFORMATION ABOUT THE MEETING
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS' COMMITTEES AND MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
Delinquent Section 16(a) Reports
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PENSION BENEFITS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT AND NON-AUDIT FEES
STOCKHOLDER PROPOSALS
ANNUAL REPORT
FORM 10-K
OTHER MATTERS